Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-effective Amendment (the Amendment) No. 4 to Registration Statement (No. 333-205984) on Form N-2A of ABS Long/Short Strategies Fund (the Fund) of our report dated June 28, 2016, relating to our audit of the financial statements and financial highlights, which appears in the Fund’s April 30, 2016 Annual Report to Shareholders. We also consent to use in this Amendment of our reports dated June 25, 2014, June 24, 2015 and June 24, 2016 relating to our audits of the financial statements of ABS (3)(c)(1) LP for the years ended December 31, 2013, December 31, 2014 and December 31, 2015, respectively.

We also consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Prospectus and Statement of Additional Information. On October 26, 2015 we changed the name of our firm from McGladrey LLP to RSM US LLP.

/s/ RSM US LLP

Boston, Massachusetts
July 27, 2016